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                                                                    EXHIBIT 24.4

                               CONSENT OF COUNSEL


         Brown McCarroll & Oaks Hartline, L.L.P. a Texas limited liability partnership, hereby consents to the use of its name under the heading "Legal Matters" in the Prospectus constituting a part of the Form SB-2 Registration Statement filed by Transition Auto Finance III, Inc. ("TAF-III") for the registration of $20,000,000 in aggregate principal amount of 11% Secured Promissory Notes to be issued by TAF-III.



                                        Brown McCarroll & Oaks Hartline, L.L.P.



                                        /s/ Stephen A. Mitchell
                                        -----------------------
                                        By: Stephen A. Mitchell


September 23, 1999